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                                                                    EXHIBIT 10.6




                              QUEST SOFTWARE, INC.

                           INVESTORS' RIGHTS AGREEMENT
                                   DATED AS OF

                                 APRIL 21, 1999



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                           INVESTORS' RIGHTS AGREEMENT


        THIS INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 21st day of April 1999, by and between Quest Software, Inc., a California corporation (the "Company") and the Investors listed on the Schedule of Investors attached as Exhibit B to the Securities Purchase Agreement (as defined herein) ("each an "Investor" and together the "Investors").

                                    RECITALS

        WHEREAS, the Company, and the Investors are parties to the Securities Purchase Agreement of even date herewith (the "Securities Purchase Agreement"); and

        WHEREAS, in order to induce the Company to enter into the Securities Purchase Agreement and to induce the Investors to invest funds in the Company pursuant to the Securities Purchase Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of the Company's Common Stock (the "Common Stock") issuable upon conversion of its Series A Preferred Stock (the "Series A Stock") as set forth herein.

        NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

        1. Registration Rights. The Company covenants and agrees as follows:

           1.1 Definitions. For purposes of this Section 1:

               (a) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               (b) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.12 hereof.

               (c) The term "Initial Public Offering" shall mean the closing of the sale of securities pursuant to an effective registration statement filed by the Company under the Securities Act (as hereinafter defined) in connection with a firm commitment underwritten offering of its securities to the general public.

               (d) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               (e) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.



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               (f) The term "Registrable Securities" means the Common Stock issuable or issued upon conversion of the Series A Stock (including without limitation shares of Series A Stock issuable upon conversion of the Company's Series B Redeemable Preferred Stock) sold and issued to the Investors pursuant to the Securities Purchase Agreement.

               (g) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

               (h) The term "SEC" shall mean the Securities and Exchange Commission.

               (i) The term "Securities Act" means the Securities Act of 1933, as amended.

           1.2 Demand Registration Rights.

               (a) If the Company shall receive at any time after the earlier of
(i) the effective date of the first registration statement for an Initial Public Offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction) or (ii) three (3) years from the date hereof, a written request from Holders of at least 40% of the Registrable Securities that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding, then the Company shall:

                   (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                   (ii) use its best efforts to effect, as soon as practicable and in any event within ninety (90) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered (within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5) subject to the limitations of Section 1.2(b).

               (b) If the Holders initiating the registration request hereunder (the "Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 1.2(a) and the Company shall include such information in the written notice referred to in
Section 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as


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provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its Shareholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than twice in any twelve month period.

               (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                   (i) After the Company has effected two (2) registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                   (ii) During the period starting with the date Ninety (90) days prior to the Company's good faith estimate of the date of filing of, and ending on a date Ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                   (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.11 below.

           1.3 Company Registration. If the Company at any time proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than an Initial Public Offering that does not include a sale of shares other than by the Company or a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), the Company shall, at such time, promptly give each Holder at least thirty (30) days written notice of such registration. Upon the written request of each Holder given within twenty (20) days after receipt of such notice by the Holder in



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accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

           1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to One Hundred Eighty (180) days; provided, however, that (i) such One Hundred Eighty (180) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such One Hundred Eighty
(180) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or
(II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

               (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the


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managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed, or if such securities are not already so listed, on NASDAQ (or, if such listing is not permitted under the rules of NASDAQ, on a securities exchange reasonably designated by a majority of the holders of such Registrable Securities).

               (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

               (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

           1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

           1.6 Expenses of Registration. All expenses (other than underwriting discounts and commissions relating solely to Registrable Securities so registered) incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, Section 1.3 or Section 1.11 (which right may be assigned as provided in Section 1.12), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements



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of counsel for the Company (including without limitation fees and disbursements of a single counsel for the selling Holders) shall be borne by the Company.

           1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders), notwithstanding the foregoing, in no event shall any Registrable Securities be excluded from such offering, unless all other securities being offered, other than those being offered by the Company, are first excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling Holder which is a holder of Registrable Securities and which is a partnership, corporation or limited liability company, the partners, retired partners, shareholders and members of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder", and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder", as defined in this sentence.

           1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

           1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to


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make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

               (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this Section 1.9(b) exceed the net proceeds from the offering received by such Holder.

               (c) Promptly after receipt by an indemnified party under this
Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its

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ability to defend such action, shall relieve such indemnifying party, to the extent of such prejudice, of any liability to the indemnified party for any losses, claims, damages or liabilities for which indemnification would otherwise be available under this Section 1.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

               (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

               (f) The obligations of the Company and Holders under this Section
1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

        1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

               (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

               (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act; and

               (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

           1.11 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

               (a) promptly give at least twenty (20) days written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

               (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.11: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than Five Hundred Thousand Dollars ($500,000); (3) if the Company shall furnish to the Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its Shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.11; provided, however, that the Company shall not utilize this right more than twice in any twelve (12) month period;
(4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.11; or (5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

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               (c) Subject to the foregoing, the Company shall file a
registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.11, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

           1.12 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below;
(c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and (d) such transferee or assignee acquires at least 25% of such Holders shares of Registrable Securities.

           1.13 "Market Stand-Off" Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the date of a sale to the public pursuant to a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

               (a) all officers, directors and ten percent (10%) or greater stockholders of the Company (whether or not pursuant to this Agreement) enter into similar agreements; and

               (b) such market stand-off time period shall not exceed one hundred eighty (180) days in the case of the Company's Initial Public Offering, and shall not exceed ninety (90) days in all other registrations.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        Notwithstanding the foregoing, the obligations described in this Section
1.13 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

        2. Covenants of the Company.

           2.1 Pre-emptive Rights. For so long as shares of the Series A Stock or the Series B Stock remain outstanding, the Company hereby grants the Investors pre-emptive rights with respect to future sales of equity securities by the Company. Each time the Company offers any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall make an offering of such Shares to the Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Investors stating (i) that the Company is offering such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within twenty (20) days after receipt of the Notice, the Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Series A Stock, then held, by such Investor bears to the total number of shares of Common Stock issued and outstanding and issuable upon the conversion of the Series A Stock then outstanding (the "Pro Rata Share"); provided, however that if the issuance of such Shares is at a price of less than $5.625 per share (subject to adjustment after the date hereof for stock splits, dividends, reclassifications and the like), such Investors may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to twice such Investor's Pro Rata Share.

               (c) Notwithstanding the foregoing, if the Shares to be issued by the Company are an equity security, the proceeds of which will be used by the Company to redeem the Redeemable Preferred Stock purchased by the Investors under the Securities Purchase Agreement, in lieu of the rights granted in subsection (b) above, the Investors shall have the right to purchase or obtain, at the price and on the terms specified in the Notice, up to twice such Investors Pro Rata Share.

               (d) Thereafter, the Company may, during the six (6) month period following the expiration of the period provided in Section 2.1(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within six (6) months of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Investor in accordance herewith.

               (e) The pre-emptive rights in this Section 2.1 shall not be applicable (i) to the issuance or sale of shares of Common Stock (or options or warrants therefor) to service providers of the Company for the primary purpose of soliciting or retaining their employment, or otherwise providing compensation to such person, provided that such issuance or sale is consummated pursuant to the terms of a stock option plan or other equity incentive program approved by the Board of Directors, and provided that the Company has not issued to Vincent Smith and David Doyle, in any twelve (12) month period, the lesser of (A) 3% of the outstanding Common Stock of the Company or (B) an amount equal to the industry standard for officers of similarly situated companies, and provided further, that each service provider of the Company executes an agreement, in the form of an option agreement, in form and substance reasonably satisfactory to the Board of Directors of the Company, (ii) with respect to, or after consummation of, a firm commitment public offering by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended, provided, that such registration statement covers the offer and sale of Common Stock of which the aggregate net proceeds after deducting underwriting discounts and commissions attributable to sales for the account of the Corporation exceed $25,000,000 at a per share price to public (as set forth in the final prospectus in connection with such public offering) equal to at least $8 (subject to adjustment for stock splits, combinations, stock dividends or recapitalizations), (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes, that such issuances are not to affiliates of the Company and that at the time of any such issuance, the aggregate of such issuances and similar issuances in the preceeding twelve (12) month period do not exceed 2% of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities) and (vi) warrants issued to persons or entities that are not affiliates of the Company and in connection with a bona-fide debt financing, joint venture, strategic development agreement, lease line or credit arrangement or bank financing approved by the Board of Directors.

               (f) The pre-emptive rights set forth in this Section 2.1 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

           2.2 Delivery of Financial Statements. The Company shall deliver to each Investor:

               (a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company, statement of shareholders' equity as of the end of such year and a statement of cash flows for such year, audited and prepared in accordance with generally accepted accounting principles;

               (b) as soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows schedule for such fiscal quarter, an unaudited balance sheet and a statement of shareholder's equity as of the end of such fiscal quarter;

               (c) as soon as practicable, but in any event sixty (60) days after the end of each fiscal year, beginning with the fiscal year ending December 31, 1999, a budget and business plan for the next fiscal year, prepared on a quarterly basis, including balance sheets and a statement of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

               (d) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection (d) or any other subsection of Section 2.2 to provide information which it deems in good faith to be a trade secret or similar confidential information.

               (e) Each Investor hereby agrees to hold in confidence and trust and not to misuse or disclose any confidential information of the Company, including the financial statements referred to in this Section 2.2 ("Confidentially Disclosed Information"), without the prior written consent of the Company; provided, however that an Investor shall not be required to obtain the prior written consent of the Company to distribute the Confidentially Disclosed Information to any affiliate of limited partner of such Investor provided that such affiliate or limited partner has agreed to hold such information in the same manner as set forth in this paragraph (e).

           2.3 Termination of Information Covenants. The covenants set forth in
Section 2.2 shall terminate as to Investor and be of no further force or effect upon either (a) the sale of securities pursuant to a registration statement filed by the Company under the Securities Act in connection with the Initial Public Offering or (b) the date on which 25% of the Series A Stock ceases to be outstanding.

        3. Miscellaneous.

           3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California, exclusive of the provisions thereof governing conflicts of laws.

           3.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           3.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

           3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           3.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the Series A Stock, excluding shares of Series A Stock issued upon conversion of shares of Series B Stock, (or, if there shall be no such Series A Stock outstanding, a majority of the Common Stock issued upon conversion of such Series A Stock, and (iii) the holders of a majority of the Series B Stock (or, if there shall be no Series B Stock outstanding, a majority of the Series A Stock issued upon conversion of the Series B Stock, or, if there shall be no such shares of Series A Stock outstanding, a majority of the shares of Common Stock issued upon conversion of such Series A Stock) as of the date of the amendment or waiver. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under the Securities Purchase Agreement then outstanding, each future holder of all such securities, and the Company.

           3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

           3.9 Aggregation of Stock. All shares of Series A Stock, Series B Stock and Common Stock issued or issuable upon conversion of the Series A Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

           3.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with regard to the subjects hereof and thereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                          QUEST SOFTWARE, INC.


                                          By:
                                               ---------------------------------
                                          Name: Vinny Smith
                                          Its: Chief Executive Officer

                                          Address:
                                          610 Newport Center Drive
                                          Newport Beach, CA 92660


                                          INSIGHT CAPITAL PARTNERS II, L.P.
                                          By: Insight Venture Associates II, LLC
                                              Its General Partner

                                          By:
                                               ---------------------------------
                                          Name: Jeffrey Horing
                                          Its: Managing Member


                                          INSIGHT CAPITAL PARTNERS (CAYMAN)
                                             II, L.P.
                                          By: Insight Venture Associates II, LLC
                                              Its General Partner

                                          By:
                                               ---------------------------------
                                          Name:  Jeffrey Horing
                                          Its:  Managing Member


                                          UBS CAPITAL II LLC


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:


                                          By:
                                               ---------------------------------
                                          Name:
                                          Title:



                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                            WI SOFTWARE INVESTORS LLC


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:







                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]